AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST __, 1999
================================================================================
                                                      REGISTRATION NO. 333-81743

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                              HEILIG-MEYERS COMPANY
             (Exact name of registrant as specified in its charter)

           Virginia                                              54-0558861
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                            Identification No.)


       12560 West Creek Parkway,
          Richmond, Virginia                                            23238
(Address of principal executive offices)                              (Zip Code)

                              HEILIG-MEYERS COMPANY
                          DIRECTOR STOCK OWNERSHIP PLAN
                            (Full title of the plan)

                                 Paige H. Wilson
                 Senior Vice President, Treasurer and Secretary
                              Heilig-Meyers Company
                            12560 West Creek Parkway
                            Richmond, Virginia 23238
                            Telephone: (804) 784-7554
                 (Name, address and telephone number, including
                        area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

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        Title of                                     Proposed Maximum        Proposed Maximum
     Securities to             Amount to be              Offering               Aggregate               Amount of
     be Registered              Registered         Price Per Share (1)      Offering Price(1)        Registration Fee
-------------------------------------------------------------------------------------------------------------------------
         Common
     Stock, $ 2.00               600,000                 $7.0625                $4,237,500               $1178.03
       par value                  shares

   Rights to Purchase            600,000                   (2)                     (2)                     (2)
    Preferred Stock,
  Series A, par value
         $10.00
------------------------- ----------------------- ----------------------- ----------------------- -----------------------
========================= ======================= ======================= ======================= =======================

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(1) Estimated solely for the purpose of determining the registration fee and based, pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, on the average of the high and low per share sales price of the registrant's Common Stock as reported on the New York Stock Exchange on June 25, 1999.
(2) The Rights to Purchase Preferred Stock will be attached to and trade with shares of the Common Stock of the Company. Value attributable to such rights, if any, will be reflected in the market price of the shares of Common Stock. No fee is required pursuant to Section 6(b) of the Securities Act of 1933 and 17 C.F.R. ss.230.236.


               REGISTRATION OF RIGHTS TO PURCHASE PREFERRED STOCK

         Heilig-Meyers Company, a Virginia corporation (the "Company"), hereby amends this Registration Statement on Form S-8, File No. 33-81743 (the "Registration Statement"), filed in connection with the Heilig-Meyers Company Director Stock Ownership Plan (the "Plan") to register 600,000 Rights to Purchase Preferred Stock, Series A, par value $10.00 per share.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS

Exhibit
Number                              Description
------                              -----------

4.1 Registrant's Restated Articles of Incorporation, as amended, filed as Exhibit 3(a) to Registrant's Annual Report on Form 10-K for the fiscal year ended February 28, 1998 are incorporated herein by this reference.

4.2 Registrant's Amended and Restated Bylaws, as amended, effective as of June 16, 1999. *

5.1              Opinion of McGuire, Woods, Battle & Boothe LLP.

23.1             Consent of Deloitte & Touche LLP *

23.2 Consent of McGuire, Woods, Battle & Boothe LLP (included as part of Exhibit 5.1). *

24.1             Power of Attorney (see signature page). *

99.1             Heilig-Meyers Company Director Stock Ownership Plan. *


* Previously filed

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on July 30, 1999.

HEILIG-MEYERS COMPANY


By: /s/ Roy B. Goodman                                             July 30, 1999
    ------------------------------
        Roy B. Goodman
        Executive Vice President
        and Chief Financial Officer (Principal Financial Officer)


        Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/William C. DeRusha*                                             July 30, 1999
----------------------------------
        William C. DeRusha
        Chairman of the Board, Chief Executive Officer
        and Director (Principal Executive Officer)


/s/ Roy B. Goodman*                                                July 30, 1999
----------------------------------
        Roy B. Goodman
        Executive Vice President
        and Chief Financial Officer (Principal Financial Officer)


/s/ William J. Dieter*                                             July 30, 1999
----------------------------------
        William J. Dieter
        Senior Vice President, Accounting
        and Chief Accounting Officer (Principal Accounting Officer)


/s/ Alexander Alexander*                                           July 30, 1999
----------------------------------
        Alexander Alexander
        Director


/s/ Robert L. Burrus, Jr.*                                         July 30, 1999
----------------------------------
        Robert L. Burrus, Jr.
        Director

/s/ Beverly E. Dalton*                                             July 30, 1999
----------------------------------
        Beverly E. Dalton
        Director


/s/ Charles A. Davis*                                              July 30, 1999
----------------------------------
        Charles A. Davis
        Director


/s/  Benjamin F. Edwards III *                                     July 30, 1999
----------------------------------
        Benjamin F. Edwards III
        Director


/s/ Lawrence N. Smith*                                             July 30, 1999
----------------------------------
        Lawrence N. Smith
        Director


/s/ Eugene P. Trani*                                               July 30, 1999
----------------------------------
        Eugene P. Trani
        Director


/s/ L. Douglas Wilder*                                             July 30, 1999
----------------------------------
        L. Douglas Wilder
        Director


* By: /s/ Roy B. Goodman
      ----------------------------
         Roy B. Goodman
         Attorney-in-Fact